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                                           For Filing Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 33-60827

               PRICING SUPPLEMENT NO. 2 DATED OCTOBER 29, 1996
             (To Prospectus dated February 20, 1996 and Prospectus
                        Supplement dated June 11, 1996)

                       AMERICAN INTERNATIONAL GROUP, INC.

                          MEDIUM-TERM NOTES, SERIES E

                                                    INTEREST RATE
              RANGE OF MATURITIES                     PER ANNUM
              -------------------                   -------------
                    3 years                              6.05


The Series E Notes to which this Pricing Supplement relates will bear interest at the rate specified above and will be Fixed Rate Notes. Merrill Lynch & Co. has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Merrill Lynch & Co.